Exhibit 10.13
Qnity Electronics, Inc.
Form of PSU Award Agreement

You have been granted Performance-Based Restricted Stock Units (“Units”) under the 2025 Qnity Electronics, Inc. Equity and Incentive Plan (“Plan”), subject to the following Award Terms. This grant is also subject to the terms of the Plan, which is hereby incorporated by reference. However, to the extent that an Award Term conflicts with the Plan, the Plan shall govern.
Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in these Award Terms, including any appendices to these Award Terms (hereinafter, collectively referred to as the “Agreement”). A copy of the Plan and other Plan-related materials, such as the Plan prospectus, are available in the Document Library on Merrill Benefits Online at benefits.ml.com.
Grant Award Acceptance
You must expressly accept the terms and conditions of your Award as set forth in this Agreement. To accept, log on to Merrill Benefits OnLine at benefits.ml.com.
IF YOU DO NOT ACCEPT YOUR AWARD IN THE MANNER INSTRUCTED BY THE COMPANY, YOUR UNITS WILL BE SUBJECT TO CANCELLATION.
Date of Grant
(“Date of Grant”)
Type of Award
Performance-Based Restricted Stock Units (“Units”)
Dividend Equivalents
Dividends issued by Qnity Electronics, Inc., payable on the shares of Common Stock represented by your Units (including whole and fractional Units), will be allocated to your account, at the end of the Performance Period, in the form of additional Units (whole and fractional) based upon the closing Common Stock price on the date of the dividend payment. Dividend equivalent units will be calculated in chronological order by taking the target number of Units on the first dividend date and calculating the dividend equivalent units. The resulting number of dividend equivalent units from the first dividend payment date will be added to the total target number of Units before calculating the dividend equivalent units for the second dividend payment date during the Performance Period. This process will be repeated for each subsequent dividend payment date during the Performance Period. After all dividends are determined, total shares, including whole and fractional dividend equivalent units, will be adjusted for performance.
Performance Period
– (“Performance Period”)

Exhibit 10.13
Vesting Schedule
You may not sell, gift, or otherwise transfer or dispose of any of the Units prior to the units vesting. Except as otherwise provided in this Agreement, the Units will vest as follows:
If you remain an active employee of the Company or one of its Subsidiaries (which shall be deemed a Subsidiary for this purpose only for such periods as requisite ownership or control relationship is maintained) from the Date of Grant through the last day of the Performance Period, the number of Units that have vested as of the end of the Performance Period, if any, will be based on the achievement of the Performance Metrics set forth below. Except as set forth below, if you terminate employment after the Date of Grant but prior to the last day of the Performance Period, Units will be forfeited.
Performance Metrics
[ ]
Treatment of Outstanding Units at Termination of Employment

Involuntary Termination without Cause	A number of Units equal to the Prorated Units will remain outstanding and eligible to vest at the end of the Performance Period, subject to achievement of Performance Metrics.
Involuntary Termination - Divestiture Involuntary Termination as a result of a divestiture to an entity less than 50% owned by Qnity Electronics, Inc. or one of its consolidated subsidiaries
To the extent not assumed, substituted or replaced with equivalent awards (denominated in cash or stock of the acquirer) by the acquirer in connection with a divestiture, a number of Units equal to the Prorated Units will remain outstanding and eligible to vest at the end of the Performance Period, subject to achievement of Performance Metrics, if your employment with the Company is terminated on the closing date of such a divestiture.

55/10 Rule – Voluntary Termination Voluntary Termination after attainment of age 55 with 10 Years of Service
If you are an active employee for at least one (1) year following the Date of Grant, a number of Units equal to the Prorated Units will remain outstanding and eligible to vest at the end of the Performance Period, subject to achievement of Performance Metrics.

Exhibit 10.13

Death or Disability	All Units will remain outstanding and eligible to vest at the end of the Performance Period, subject to achievement of Performance Metrics.
Voluntary Termination and Termination For Cause	All Units will be forfeited.

Payment
As soon as practicable after the Performance Period (and in any event, on or before March 15 of the year following the year in which the Units vest), vested Units, including any dividend equivalent units accruing after the end of the Performance Period and prior to the payment date, will be paid to you or your beneficiary (or estate if there is no beneficiary), as applicable, in one share of Common Stock for each whole Unit and a cash payment for any fraction of a Unit. The value of each fractional Unit will be based on the average high and low prices of Common Stock as reported on the Composite Tape of the New York Stock Exchange as of the date the award vests.
Voting Rights
For the avoidance of doubt, you shall not have any voting rights in respect of the Units unless and until such time as the Units are settled and paid out in shares of Common Stock.
Definitions
Notwithstanding anything stated to the contrary in the Plan, “Cause” for the purposes of this Award shall have the meaning set forth in a Participant’s employment or other agreement with the Company, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean (i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the employing Company that specifically identifies the alleged manner in which the Participant has not substantially performed the Participant’s duties or (ii) the willful engaging by the Participant in illegal conduct or misconduct that is injurious to the Company, including without limitation any breach of the Company’s Code of Business Conduct or other applicable ethics policy. Any voluntary termination of employment or service by the Participant in anticipation of an involuntary termination of the Participant’s employment or service, as applicable, for Cause shall be deemed to be a termination for Cause.
“Company” means Qnity Electronics, Inc. and/or any of its Subsidiaries or Affiliates that have employed you or retained your services.

Exhibit 10.13
“Prorated Units” means a number of units equal to (x) the target number of Units awarded under this Agreement multiplied by (y) a fraction, the numerator of which is the number of whole and partial months during the Performance Period in which you were an active employee of the Company or one of its Subsidiaries, and the denominator of which is thirty-six (36).
“Years of Service” means the number of years of service to Qnity Electronics, Inc. or its Subsidiaries or Affiliates (which entities shall be deemed Subsidiaries or Affiliates for this purpose only for such periods as the requisite ownership or control relationship is maintained) since your continuous service date reflected as of the date of employment termination in your employer's human resources recordkeeping system.
Code Section 409A
The Units are intended to be exempt from or compliant with Code Section 409A and the U.S. Treasury Regulations relating thereto so as not to subject you to the payment of additional taxes and interest under Code Section 409A or other adverse tax consequences. In furtherance of this intent, the provisions of this Agreement will be interpreted, operated, and administered in a manner consistent with these intentions. The Administrator may modify the terms of this Agreement, the Plan or both, without your consent, in the manner that the Administrator may determine to be necessary or advisable in order to comply with Code Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Code Section 409A if compliance is not practical. This section does not create an obligation on the part of the Company to modify the terms of this Agreement or the Plan and does not guarantee that the Units or the delivery of shares of Common Stock upon vesting/settlement of the Units will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A. In no event whatsoever shall the Company be liable to any party for any additional tax, interest or penalties that may be imposed on you by Code Section 409A or any damages for failing to comply with Code Section 409A.
Restricted Conduct
If you engage in any of the restricted conduct described in subparagraphs (i) through (v) below for any reason, in addition to all other remedies in law and/or equity available to the Company: (1) you shall forfeit all Units (whether or not vested) and shall immediately pay to the Company, with respect to previously vested Units, a cash amount equal to the Fair Market Value of the Common Stock plus the cash payment for any fraction of a Unit received, without regard to any Tax-Related Items (as defined below) that may have been deducted from such amount; (2) the Company shall be entitled to monetary damages incurred as a result of such conduct; (3) the Company shall be entitled to injunctions, both preliminary and permanent, enjoining or restraining such conduct; and (4) the Company shall be entitled to all reasonable sums and costs, including attorneys’ fees, incurred to defend or enforce the provisions of this Agreement.
For purposes of subparagraphs (i) through (v) below, “Company” shall mean Qnity Electronics, Inc. and/ or any of its Subsidiaries or Affiliates that have employed you or retained your services.
(i)Non-Disclosure of Confidential Information & Trade Secrets. During the course of your employment with the Company and thereafter, you shall not use or disclose, except on behalf of the Company and pursuant to the Company’s directions, any Company

Exhibit 10.13
Confidential Information or Trade Secrets. Confidential Information and Trade Secrets are items of information relating to the Company, its products, services, customers, and employees that are of great competitive value to the Company, which have been or will be disclosed to you or of which you have or will become aware as a consequence of your relationship with the Company, which are not generally known or available to the general public or the Company’s competitors, and which have been developed, compiled, or acquired by the Company at its great effort and expense. “Confidential Information” includes, but is not limited to: (a) financial and business information, such as information with respect to costs, commissions, fees, profits, sales, sales margins, capital structure, operating results, borrowing arrangements, strategies and plans for future business, pending projects and proposals, and potential acquisitions or divestitures; (b) product and technical information, such as new and innovative ideas, research and development projects, investigations, new business development, trademarks and brand names under development, sketches, plans, drawings, prototypes, methods, procedures, experimental and testing results, devices, machines, equipment, data processing programs, software, software codes, and computer models; (c) marketing information, such as new marketing ideas, strategies, initiatives, business plans, markets, and mailing lists; (d) customer and prospective customer information, such as the identity of the Company’s customers and prospective customers, their names, the names of representatives of the Company’s customers and prospective customers responsible for entering into contracts with the Company, the financial arrangements between the Company and its customers, the existence and terms of contracts with customers or any future contracts with customers or prospective customers, specific needs, requirements, and preferences of customers, and leads and referrals to certain prospective customers; and (e) personnel information, such as the identity and number of the Company’s other employees, consultants and contractors, their salaries, bonuses, benefits, skills, qualifications, and abilities (information in this item (e) is referred to as “Personnel Information”). In addition, Confidential Information shall include combinations, compilations, or aggregations of individual facts, components, or units of information that are in whole or in part publicly known, unless such combination, compilation, or aggregation of those facts is itself publicly known. “Trade Secrets” are items of Confidential Information that meet the requirements of applicable trade secret law. Confidential Information and Trade Secrets can be in any form, including, without limitation, oral, written, or machine readable, including electronic files.
(ii)Limited Use of Confidential Information and Trade Secrets. Notwithstanding any of the foregoing to the contrary, nothing in this Agreement prohibits you from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblowing proceeding, or other proceeding before any federal, state, or local government agency (e.g., EEOC, NLRB, SEC, etc.).  In addition, under the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to your attorney in relation to a lawsuit for retaliation against you for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(iii)Non-Solicitation of and Non-Interference with Employees. During your employment and for a period of one (1) year after your employment with the Company ends, whether voluntarily or involuntarily, you will not directly or indirectly solicit or induce any employee of the Company to work for any other individual or entity, or otherwise cause any employee of the Company to leave employment with or service to the Company or diminish his or her services to the Company. This restriction shall apply only to current employees of the Company and any former employees of the Company with whom you came into contact during your employment with the Company. For purposes of this

Exhibit 10.13
Section, the term “current” with respect to employees of the Company refers to those individuals who are employed or associated with the Company at the time of their solicitation, hiring, or inducement to leave the Company.
(iv)Non-Solicitation and Non-Service of Customers. During your employment and for a period of one (1) year after your employment with the Company ends, whether voluntarily or involuntarily, you will not directly or indirectly solicit customers of the Company for the purpose of selling or providing any competing product or service offered by the Company for which you had responsibility during the two (2) years preceding your termination of employment with the Company. This restriction shall apply only to those customers of the Company: (a) with whom you had personal contact within the last one (1) year of your employment, or (b) about whom you learned Confidential Information or Trade Secrets during the last one (1) year of your employment with the Company. For the purposes of this Section, the term “contact” means interaction between you and the customer or prospective customer that takes place to further the business relationship with, make sales to, or perform services for the customer on behalf of the Company.
(v)Non-Competition. During your employment and for a period of one (1) year after your employment with the Company ends, whether voluntarily or involuntarily, you will not, without the express written consent of the Chief Executive Officer of the Company or his or her designee, directly or indirectly perform the same or similar duties that you performed for the Company during the two (2) years preceding the termination of your employment, for any Competing Business. A “Competing Business,” as used in this Agreement, means any individual or entity that develops, manufactures, sells, and/or distributes a product or service that competes directly or indirectly with those products or services offered by the Company, and: (a) which you had responsibility for or worked with in the last two (2) years of your employment, or (b) about which you acquired knowledge of or access to Confidential Information and Trade Secrets in the last two (2) years of your employment. In recognition of the international nature of the Company’s business, which includes the sale of its products and services globally, this restriction shall apply to each state or territory of the United States of America, and each country of the world outside of the United States of America, in which the you was employed or had responsibility within the last two (2) years of your employment. Notwithstanding any of the foregoing to the contrary, if you are employed by the Company in Georgia, Louisiana, or South Dakota, then the geographic scope of this restriction is limited to the counties, municipalities, and/or parishes in which you worked for the Company, and all directly adjacent counties, municipalities, and/or parishes within the same state.
The restrictive periods set forth in this Restricted Conduct section shall not expire and shall be tolled during any period in which you are in violation of such restrictive periods; and therefore, such restrictive periods shall be extended for a period equal to the duration of your violations thereof.
You further acknowledge and agree that any breach, material or otherwise, of this Agreement or any other agreement between Company and you shall not excuse your performance under this Agreement, including your obligation to honor the restrictions set forth in this section.
You further agree that you will promptly disclose the existence of the post-employment restrictions contained herein to all subsequent employers and/or prospective employers until all such covenants have expired.

Exhibit 10.13
The Restricted Conduct set forth herein is in addition to, and not in place of, any contractual requirements that may govern your obligations to the Company during and after your employment.
Recoupment/Forfeiture
Any benefits you may receive hereunder shall be subject to recoupment, repayment or forfeiture as may be required to comply with the Company’s Incentive Compensation Clawback Policy (as it may be amended from time to time), the terms of which are incorporated herein by reference, any other clawback and/or recoupment policy of the Company as may be in effect from time to time, the requirements of the U.S. Securities and Exchange Commission or any applicable law, including without limiting the foregoing the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, or any securities exchange on which the Common Stock is traded, all as may be in effect from time to time. For purposes of the foregoing, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold your shares of Common Stock and other amounts acquired pursuant to your Units to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company upon the Company’s enforcement of the Incentive Compensation Clawback Policy or any other clawback and/or recoupment policy of the Company as may be in effect from time to time.  To the extent that this Agreement and the terms of the Incentive Compensation Clawback Policy or any other such policy conflict, the terms of such policy shall prevail.
Withholding
You acknowledge that the Company (1) makes no representations or undertakings regarding the treatment of any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Plan and legally applicable to you (“Tax-Related Items”) in connection with any aspect of the Units, including, but not limited to, the grant, vesting or settlement of the Units, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalent units; and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, you authorize the Company or any respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company; (ii) withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or (iii) withholding in shares of Common Stock otherwise to be issued upon settlement of the Units in an amount with a value not in excess of the maximum amount of the Tax-Related Items in your applicable jurisdiction(s).

Exhibit 10.13
In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested Units, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.
Finally, you agree to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.
Notwithstanding anything in this section to the contrary, to avoid a prohibited acceleration under Code Section 409A, if shares of Common Stock subject to the Units will be withheld (or sold on your behalf) to satisfy any Tax Related Items arising prior to the date of settlement of the Units for any portion of the Units that is considered nonqualified deferred compensation subject to Code Section 409A, then the number of shares withheld (or sold on your behalf) shall not exceed the number of shares that equals the liability for Tax-Related Items.
Severability
The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Waiver
You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Person.
Imposition of Other Requirements
The Company reserves the right to impose other requirements on your participation in this Agreement, on the Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.